Exhibit 99.1

inContact Reports Third Quarter 2012 Financial Results

Company Achieves 40% Year-over-Year Quarterly Software Revenue Growth

SALT LAKE CITY – November 1, 2012 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center agent optimization tools, today reported financial results for the third quarter ended September 30, 2012.

Said Paul Jarman, inContact CEO, “It was a strong quarter for inContact across all of our financial metrics. We are benefiting from the overall momentum of cloud adoption and the power of our recurring cloud model. During the quarter, we achieved a new record in annual contract value booked and we closed 50 new customers and 19 expansion deals for a total of 69 contracts.”

Revenue

Software segment revenue totaled $14.0 million for the quarter ended September 30, 2012, an increase of 40% from Q3 2011 and an increase of 9% from $12.8 million in Q2 2012. Software segment revenue exceeded Telecom segment revenue for the first time in Q3 2012. Telecom segment revenue for Q3 2012 was $13.9 million, an increase of $1.8 million or 14% from $12.1 million in Q3 2011. This increase marks the eighth consecutive quarter that software and software related telecom revenue has increased.

Consolidated revenue for the quarter ended September 30, 2012 was $27.9 million versus $22.2 million for the same period in 2011, an increase of 26%.

For the nine months ended September 30, 2012, Software segment revenue totaled $39.1 million, an increase of 36% from $28.9 million in 2011. For the nine months ended September 30, 2012, Telecom segment revenue totaled $40.6 million, an increase of 12% from $36.4 million for 2011.

Gross Margin

The Q3 Software segment gross margin was 60% versus 55% in Q3 2011, and excluding non-cash charges, non-GAAP Software segment gross margin was 72% for the quarter, versus 69% in Q3 2011. This increase in gross margin is principally attributable to revenue increases in 2012 in excess of higher costs of revenue. Third quarter 2012 Telecom segment gross margin was 34% versus 25% in Q3 2011.

Consolidated gross margin percentage was 47% in the third quarter compared to 39% for the same period in 2011. Excluding non-cash charges, non-GAAP consolidated gross margin was 54% for the third quarter compared to 46% for the same period in 2011.

EBITDAS

Earnings before interest, taxes, depreciation and amortization and stock-based compensation (“EBITDAS”) for the third quarter was $2.2 million versus a negative $590,000 during the same period in 2011. Our increase in EBITDAS is primarily due to the increase in margins discussed above. EBITDAS is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Results

GAAP net loss for quarter ended September 30, 2012 was $953,000, or ($0.02) per share, as compared to a net loss of $3.2 million, or ($0.07) per share for the same period in 2011. This decrease in net loss is primarily due to increased revenues and improved margins.

Jarman concluded, “We have another record quarter behind us as our software revenue run rate grows at a very healthy rate. We will continue to leverage the market opportunity before us through innovation in our platform, growth in our ecosystem, and expanding leverage through key partnerships. We are on track to achieve our 2012 guidance, and look forward to continuing this progress in 2013.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our third quarter 2012 financial results later today, November 1, 2012, at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-in Number: 1-866-952-1906

International Dial-in Number: + 1-785-424-1825

Conference ID#: INCONTACT

Webcast URL: http://investor.inContact.com

An audio file of the call will be available after November 1, 2012 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until November 16, 2012:

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 12328

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$48,513	$17,724
Restricted cash	81	246
Accounts and other receivables, net of allowance for uncollectible
accounts of $906 and $491, respectively	15,833	12,916
Other current assets	3,447	2,526

Total current assets	67,874	33,412
Property and equipment, net	20,273	18,685
Intangible assets, net	1,342	1,394
Goodwill	4,086	4,086
Other assets	951	837

Total assets	$94,526	$58,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$7,405	$7,180
Accrued liabilities	2,588	2,769
Accrued commissions	1,563	1,291
Current portion of deferred revenue	1,665	1,056
Current portion of long-term debt and capital lease obligations	2,806	2,831
Total current liabilities	16,027	15,127
Long-term debt and capital lease obligations	2,509	5,964
Deferred rent	370	161
Deferred revenue	1,947	946

Total liabilities	20,853	22,198
Total stockholders’ equity	73,673	36,216

Total liabilities and stockholders’ equity	$94,526	$58,414

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS - (Unaudited)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net revenue:
Software	$13,976	$10,015	$39,106	$28,852
Telecom	13,886	12,137	40,646	36,378

Total net revenue	27,862	22,152	79,752	65,230

Costs of revenue:
Software	5,623	4,488	15,972	12,071
Telecom	9,195	9,049	27,618	26,680

Total costs of revenue	14,818	13,537	43,590	38,751

Gross profit	13,044	8,615	36,162	26,479

Operating expenses:
Selling and marketing	6,956	6,641	20,874	17,738
Research and development	2,495	1,575	6,611	4,347
General and administrative	4,341	3,451	12,484	10,103

Total operating expenses	13,792	11,667	39,969	32,188

Loss from operations	(748)	(3,052)	(3,807)	(5,709)
Other income (expense):
Interest income	—	—	3	—
Interest expense	(129)	(59)	(331)	(337)
Change in fair value of warrants	—	—	—	(158)
Other expense	(55)	(42)	(201)	(58)

Total other expense	(184)	(101)	(529)	(553)

Loss before income taxes	(932)	(3,153)	(4,336)	(6,262)
Income tax expense	(21)	(17)	(51)	(48)

Net loss and comprehensive loss	$(953)	$(3,170)	$(4,387)	$(6,310)

Net loss per common share:
Basic and diluted	$(0.02)	$(0.07)	$(0.10)	$(0.16)
Weighted average common shares outstanding:
Basic and diluted	46,214	43,836	44,992	39,238

SEGMENT REPORTING

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through the year ended 2013, from a related party reseller. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment. Operating segment revenues and profitability for the three and nine month ended September 30, 2012 and 2011 were as follows (in thousands):

	Three months ended September 30, 2012			Three months ended September 30, 2011
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$13,976	$13,886	$27,862	$10,015	$12,137	$22,152
Costs of revenue	5,623	9,195	14,818	4,488	9,049	13,537

Gross profit	8,353	4,691	13,044	5,527	3,088	8,615

Gross margin	60%	34%	47%	55%	25%	39%
Operating expenses:
Direct selling and marketing	5,807	744	6,551	5,428	856	6,284
Direct research and development	2,252	—	2,252	1,412	—	1,412
Indirect	4,301	688	4,989	3,193	778	3,971

(Loss) income from operations	$(4,007)	$3,259	$(748)	$(4,506)	$1,454	$(3,052)

	Nine months ended September 30, 2012			Nine months ended September 30, 2011
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$39,106	$40,646	$79,752	$28,852	$36,378	$65,230
Costs of revenue	15,972	27,618	43,590	12,071	26,680	38,751

Gross profit	23,134	13,028	36,162	16,781	9,698	26,479

Gross margin	59%	32%	45%	58%	27%	41%
Operating expenses:
Direct selling and marketing	17,330	2,354	19,684	14,248	2,520	16,768
Direct research and development	5,954	—	5,954	3,886	—	3,886
Indirect	12,129	2,202	14,331	9,169	2,365	11,534

(Loss) income from operations	$(12,279)	$8,472	$(3,807)	$(10,522)	$4,813	$(5,709)

RECONCILIATION of NON-GAAP MEASURES:

“EBITDAS” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). EBITDAS and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDAS to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Quarter ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011
Net loss	$(953)	$(3,170)	$(4,387)	$(6,310)
Depreciation and amortization	2,435	1,954	6,911	5,211
Stock-based compensation	530	550	1,380	1,167
Interest, net	129	59	328	337
Income tax expense	21	17	51	48

EBITDAS	$2,162	$(590)	$4,283	$453

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended September 30, 2012		Quarter ended September 30, 2011
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$13,044	47%	$8,615	39%
Depreciation and amortization	1,853	7%	1,547	7%
Stock-based compensation	68	0%	74	0%

Consolidated gross profit and margin, excluding non-cash charges	$14,965	54%	$10,236	46%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended September 30, 2012		Quarter ended September 30, 2011
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$8,353	60%	$5,527	55%
Depreciation and amortization	1,626	12%	1,274	13%
Stock-based compensation	67	0%	71	1%

Software segment gross profit and margin, excluding non-cash charges	$10,046	72%	$6,872	69%

About inContact

inContact (NASDAQ:SAAS) helps contact centers around the globe create profitable customer experiences through its powerful portfolio of cloud contact center software solutions. The company’s services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth. To learn more, visit www.inContact.com.

Contacts:

Investor Contact:

Steven Pasko

Market Street Partners

415-445-3238

spasko@marketstreetpartners.com

General Contact:

Ryan Hamlin

inContact, Communications Director

801-320-3250

Ryan.Hamlin@inContact.com

inContact® is the registered trademark of inContact, Inc.